Exhibit 99.1

SMG Industries Inc. Reports Record Revenues of $21.8 Million for the Second Quarter 2023 (Excludes Contribution from the Barnhart Acquisition Completed July 2023)

HOUSTON, TX, Aug. 17, 2023 (GLOBE NEWSWIRE) --

via NewMediaWire – SMG Industries Inc. (“SMG” or the “Company”) (OTCQB: SMGI), a growth-oriented transportation services company specializing in the full-service logistics market, today reported financial results for its second quarter and year to date ended June 30, 2023.

Second Quarter 2023 Highlights (Financial Results Herein Exclude the Barnhart Acquisition Completed July 2023):

•	Revenues increased approximately 21% for the three months ended June 30, 2023 compared to the three months ended June 30, 2022;
•	Gross Profit improved to $2.9 million, or 14% of sales, for the three months ended June 30, 2023, compared to gross profit of $1.1 million, or 6% of sales, for the same period in 2022;
•	Net loss improved to $1.8 million for the second quarter of 2023, compared to a net loss of $3.0 million for the same period in 2022;
•	Adjusted EBITDA, a non-GAAP measure, was $1.6 million, or 8% of sales, for the second quarter of 2023 (see reconciliation table below), compared to $0.7 million, or 4% of sales, for the three months ended June 30, 2022;
•	The Company completed the previously announced acquisition of the Barnhart Transportation family of companies on July 7, 2023 (the “Barnhart Acquisition”), creating a pro forma combined company with enhanced scale, better growth potential and an improved balance sheet.

Revenues for the three months ended June 30, 2023 increased to $21.8 million, an increase of approximately 21% from $18.0 million for the three months ended June 30, 2022. Revenues for the six months ended June 30, 2023 increased to $42.7 million, an increase of approximately 25% from $34.3 million for the six months ended June 30, 2022. The increases in sales in the second quarter of 2023 and six-month period ended June 30, 2023 were primarily driven by increased customer activity in the Company’s industrial transportation, heavy haul, and super heavy haul businesses.

Gross profit for the three months ended June 30, 2023, was $2.9 million, compared to $1.1 million for the same period of 2022. Our gross profit margin was 14% during the three months ended June 30, 2023, compared to 6% for the same period of 2022. The improvement in gross margin is due to higher revenues as described above and increased customer pricing as compared to the results for the three months ended June 30, 2022.

“The Company experienced gross margin improvement during the second quarter of 2023 resulting from higher revenues and enhanced pricing,” said Tim Barnhart, CFO of SMG. Mr. Barnhart continued, “While the Company is proud of this execution and results in the second quarter of 2023, the business combination of SMG and the Barnhart Transportation family of companies that closed on July 7, 2023 was a transformative event that significantly increased the scale of the combined business. The Company will publish its pro forma financial results in conjunction with the audited financial information of the Barnhart Transportation family of companies, which is currently anticipated during September 2023.”

Bryan Barnhart, CEO of SMG stated, “This is an exciting time at SMG Industries, as the upcoming pro forma combined results, including Barnhart Acquisition, will illustrate improvements to SMG’s scale, growth potential and balance sheet. This transaction allows the combined businesses to be a one stop shop, full service logistics provider for our customers, delivering seamless logistics solutions spanning the globe. We believe the Company has significant opportunity for ‘customer cross-fertilization,’ increased utilization of our combined equipment fleets and opportunities to leverage the experience within our management team and board of directors.”

SMG INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$209,843	$127,225
Restricted cash	1,105,818	1,105,818
Accounts receivable, net of allowance for doubtful accounts of $1,062,960 and $855,832 as of June 30, 2023 and December 31, 2022, respectively	13,219,155	12,185,792
Prepaid expenses and other current assets	1,157,039	2,308,067

Total current assets	15,691,855	15,726,902

Property and equipment, net of accumulated depreciation of $16,855,950 and $15,329,817 as of June 30, 2023 and December 31, 2022, respectively	4,287,064	5,414,830
Right of use assets - operating lease	503,526	734,504
Other assets	110,344	305,451

Total assets	$20,592,789	$22,181,687

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,892,775	$3,014,598
Accounts payable - related party	1,086,078	565,603
Accrued expenses and other liabilities	3,085,444	2,850,547
Right of use liabilities - operating leases short term	654,726	650,945
Deferred revenue	-	128,000
Secured line of credit	11,079,731	10,623,887
Current portion of unsecured notes payable	2,723,657	2,465,445
Current portion of secured notes payable, net	7,853,334	6,990,486
Current portion of convertible note, net	8,906,741	7,327,288
Current liabilities of discontinued operations	180,994	200,994

Total current liabilities	39,463,480	34,817,793

Long term liabilities:
Convertible note payable, net	513,401	-
Notes payable - secured, net of current portion	11,469,241	13,307,309
Right of use liabilities - operating leases, net of current portion	121,699	278,137
Long term liabilities of discontinued operations	278,995	300,586

Total liabilities	51,846,816	48,703,825

Commitments and contingencies

Stockholders' deficit
Preferred stock 1,000,000 shares authorized:
Series A preferred stock - $0.001 par value; 2,000 shares authorized; 0 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	-	-
Series B convertible preferred stock - $0.001 par value; 6,000 shares authorized; 0 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	-	-
Common stock - $0.001 par value; 500,000,000 shares authorized; 48,747,530 and 39,180,297 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	48,748	39,181
Additional paid in capital	15,142,034	18,081,457
Accumulated deficit	(46,444,809)	(44,642,776)

Total stockholders' deficit	(31,254,027)	(26,522,138)

Total liabilities and stockholders' deficit	$20,592,789	$22,181,687

The accompanying notes are an integral part of these unaudited consolidated financial statements

SMG INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and six months ended June 30, 2023 and 2022

(Unaudited)

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
REVENUES	$21,787,389	$18,076,897	$42,657,152	$34,257,950

COST OF REVENUES	18,861,088	16,935,840	37,101,448	31,660,945

GROSS PROFIT	2,926,301	1,141,057	5,555,704	2,597,005

OPERATING EXPENSES:
Selling, general and administrative	2,723,387	2,287,965	5,785,988	4,751,846

Total operating expenses	2,723,387	2,287,965	5,785,988	4,751,846

INCOME (LOSS) FROM OPERATIONS	202,914	(1,146,908)	(230,284)	(2,154,841)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,972,369)	(2,178,694)	(4,869,536)	(4,797,731)
Other income	14,168	9,048	22,802	-
Other expense	(155)	-	(203,629)	-
Gain on disposal of assets	-	334,404	-	334,404
Total other income (expense)	(1,958,356)	(1,835,242)	(5,050,363)	(4,463,327)

NET LOSS FROM CONTINUING OPERATIONS	(1,755,442)	(2,982,150)	(5,280,647)	(6,618,168)

Income (loss) from discontinued operations	(6,438)	(38,126)	(8,273)	(33,238)

NET LOSS	$(1,761,880)	$(3,020,276)	$(5,288,920)	$(6,651,406)

Net loss per common share
Continuing operations	$(0.04)	$(0.08)	$(0.11)	$(0.19)
Discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net loss attributable to common shareholders	$(0.04)	$(0.08)	$(0.11)	$(0.19)

Weighted average common shares outstanding
Basic	48,747,530	35,124,810	47,147,581	34,722,766
Diluted	48,747,530	35,124,810	47,147,581	34,722,766

The accompanying notes are an integral part of these unaudited consolidated financial statements

SMG INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2023 and 2022

(Unaudited)

	June 30, 2023	June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(5,280,647)	$(6,618,168)
Adjustments to reconcile net loss to net
cash used in operating activities:
Share based compensation	41,054	30,751
Depreciation and amortization	1,526,343	2,754,891
Amortization of deferred financing costs	784,696	2,387,577
Amortization of right of use assets - operating leases	230,978	226,072
Shares issued for debt extension	1,180,618	-
Bad debt expense	236,941	211,984
Gain on disposal of assets	-	(334,404)
Changes in:
Accounts receivable	(1,270,304)	(238,725)
Prepaid expenses and other current assets	1,738,250	1,890,998
Other assets	195,107	(233,955)
Accounts payable	1,127,968	(1,392,707)
Accounts payable - related party	520,475	93,953
Accrued expenses and other liabilities	234,897	42,089
Right of use operating lease liabilities	(152,657)	(23,593)
Deferred revenue	(128,000)	-
Net cash provided by (used in) operating activities from continuing operations	985,719	(1,203,237)
Net cash provided by operating activities from discontinued operations	(49,864)	-
Net cash provided by (used in) operating activities	935,855	(1,203,237)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash procceds from disposal of purchase of property and equipment	1,500	329,271
Cash paid for purchase of property and equipment	(14,235)	(60,250)
Net cash used in investing activities from continuing operations	(12,735)	269,021
Net cash used in investing activities from discontinued operations	-	-
Net cash used in investing activities	(12,735)	269,021

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of deferred financing costs	-	-
Proceeds (payments) on secured line of credit, net	427,416	(532,346)
Payments on secured line of credit, net	-	-
Proceeds from notes payable	2,000,000	5,229,098
Payments on notes payable	(3,689,864)	(2,291,454)
Payments on convertible notes payable	-	-
Proceeds from convertible notes payable	421,946	-
Net cash provided by (used in) financing activities from continuing operations	(840,502)	2,405,298
Net cash provided by (used in) financing activities from discontinued operations	-	-
Net cash provided by (used in) financing activities	(840,502)	2,405,298

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	82,618	1,471,082

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	1,233,043	1,116,176

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$1,315,661	$2,587,258

Supplemental disclosures:
Cash paid for income taxes	$-	$-
Cash paid for interest	$4,201,277	$2,344,883

Noncash investing and financing activities
Prepaid expenses financed with note payable	$645,194	$1,960,439
Shares issued for deferred financing costs	$543,136	$397,773
Convertible notes payable issued to settle accounts payable and accrued expenses	$250,000	$-
Note receivable for property and equipment	$57,972	$275,000
Equipment financed with note payable	$327,661	$843,844
Cumulative-effect adjustment upon adoption of ASU 2022-02	$1,207,777	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements

Use of Non-GAAP Financial Measures

This news release includes the non-GAAP financial measure Adjusted EBITDA, which the Company believes provides management, investors and creditors with a useful measure of the operational results of the Company’s business and increases the period-to-period comparability of such results. This non-GAAP measure is not a substitute for, or more meaningful than, net loss or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from this non-GAAP measure are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in SMG’s industry may define this non-GAAP measure differently than SMG does, and as a result, it may be difficult to use this non-GAAP measure to compare the performance of those companies to SMG’s performance. Because of these limitations, this non-GAAP measure should not be considered a measure of the income generated by SMG’s business or discretionary cash available to it to invest in the growth of its business.

You can find the reconciliation of this non-GAAP measure to the nearest comparable GAAP measure in the table below.

Adjusted EBITDA

SMG defines Adjusted EBITDA as net loss plus (i) depreciation, (ii) income taxes, (iii) interest expense, (iv) non-cash stock option expense, (v) non-cash stock option expense, (vi) transaction-related expenses, (vii) expenses for contract Chief Financial Officer consulting services and Chief Transition Officer services and (vii) discontinued operations costs.

SMG Industries, Inc. Non-GAAP Reconciliation of
Adjusted EBITDA Schedule for Q2, 2023
For the Quarter Ended June 30, 2023
Net Income (Loss)	$(1,761,880)

Depreciation	$739,264
Taxes	$187,554
Interest	$1,972,369
Non cash Stock options expense	$15,146
Transaction related expenses	$409,214
Contract CFO Consulting Services	$13,892
CTO Services	$62,499
Discontinued Ops costs	$6,438

Total Adjusted EBITDA for the Quarter ended June 30, 2023	$1,644,496

About SMG Industries Inc.: SMG Industries Inc. (OTCQB: SMGI) is a growth-oriented transportation services company specializing in the full-service logistics market. We strive to provide exceptional end-to-end solutions, ensuring customer satisfaction at every step of their journey. Our business focus and diverse service offerings make us a strong contender in the dynamic and evolving global logistics market. As a family of transportation companies, SMG Industries offers comprehensive logistics solutions, serving as a single service provider for shipments of all sizes, both domestically and internationally.

SMGI’s 5J Transportation Group refers to 5J Transportation LLC, 5J Trucking LLC, 5J Oilfield Services LLC, 5J Specialized LLC and 5J Driveway LLC. The 5J Transportation Group provides services in heavy haul, super heavy haul, over-dimensional and specialized loads, drilling rig relocation, flatbed and driveaway services. The asset rich fleet, which raises barriers to entry for competitors and provides differentiation for the 5J Transportation Group in highly engineered super heavy haul loads up to 500 thousand pounds for needed infrastructure and industrial projects, including bridge beams, refinery components, heat exchangers, gas compressors, wind energy components, project cargo, and plant re-domestication projects.

In 2023, SMG Industries acquired the respected 20-year-old Barnhart Transportation family of companies, which include Barnhart Transportation LLC, Lake Shore Logistics LLC, Lake Shore Global Solutions LLC, Legend Equipment Leasing LLC, Route 20 Tank Wash LLC and Barnhart Fleet Maintenance LLC. We believe this strategic acquisition further enhanced our service portfolio for end-to end customer service offerings, including full truck load, dry bulk, non-hazardous liquids, intermodal, LTL, heavy haul, drayage, transload, warehousing and an international freight forwarding NVOCC, as well as an "asset lite" brokerage business. Together, the 5J Transportation Group and the Barnhart Transportation family of companies represent twelve service lines of the transportation market and empower us to cater to a wide range of logistics needs, enabling seamless collaboration for customers. The transaction also added over 500 non-overlapping customers, which we expect to cross-fertilize between business units.

In connection with SMG’s acquisition of Barnhart, we expanded our board of directors and management team by adding Bryan and Tim Barnhart, who have also assumed the roles of CEO and CFO, respectively. Our dedicated team of professionals is committed to delivering optimal value to our customers and growth for our stockholders. Read more at www.SMGIndustries.com.

Forward-Looking Statements

The statements contained in this news release that are not historical fact are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intends,” “continue,” or similar terms or variations of those terms or the negative of those terms. All forward-looking statements are the Company’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements appear in a number of places in this news release and include statements regarding the intent, belief or current expectations of SMG Industries Inc. Forward-looking statements are merely management’s current predictions of future events. Investors are cautioned that any such forward-looking statements are inherently uncertain, are not guaranties of future performance and involve risks and uncertainties. Actual results may differ materially from the Company’s predictions. There are a number of factors that could negatively affect the Company’s business and the value of its securities, including, but not limited to, fluctuations in the market price of its common stock; changes in its plans, strategies and intentions; changes in market valuations associated with its cash flows and operating results; the impact of significant acquisitions, dispositions and other similar transactions, including the acquisition of the Barnhart Transportation family of companies; the Company’s ability to attract and retain key employees; changes in financial estimates or recommendations by securities analysts; asset impairments; decreased liquidity in the capital markets; and changes in interest rates. Such factors could materially affect the Company’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Company. Although the Company has sought to identify the most significant risks to its business, it cannot predict whether, or to what extent, any of such risks may be realized, nor is there any assurance that it has identified all possible issues that it might face.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this news release might not occur. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this news release. The Company is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required by applicable law. All subsequent forward-looking statements attributable to the Company or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company urges readers to carefully review and consider the various disclosures it makes in this news release and its reports filed with the Securities and Exchange Commission (the “SEC”) that attempt to advise interested parties of the risks, uncertainties and other factors that may affect its business, including the risk factors included under Part I, Item 1A. “Risk Factors” in its Annual Report on Form 10-K filed with the SEC on April 17, 2023 and under Part II, Item 1A. “Risk Factors” in its subsequent Quarterly Reports on Form 10-Q filed with the SEC.

Contact:

Matt Flemming, SMG Industries Inc.

Email address: Matt@SMGIndustries.com

SOURCE: SMG Industries Inc.